REVISED SCHEDULE I

To the DISTRIBUTION AGREEMENT dated August 28, 2007, by and among Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, and Allianz Life Financial Services, LLC

Allianz Variable Insurance Products Trust
AZL DFA Five-Year Global Fixed Income Fund	AZL MetWest Total Return Bond Fund
AZL DFA International Core Equity Fund	AZL Mid Cap Index Fund
AZL DFA U.S. Core Equity Fund	AZL Moderate Index Strategy Fund
AZL DFA U.S. Small Cap Fund	AZL MSCI Emerging Markets Equity Index Fund
AZL Enhanced Bond Index Fund	AZL MSCI Global Equity Index Fund
AZL Fidelity Inst. Asset Mgmt. Multi-Strategy Fund	AZL Russell 1000 Growth Index Fund
AZL Fidelity Inst. Asset Mgmt. Total Bond Fund	AZL Russell 1000 Value Index Fund
AZL Gateway Fund	AZL S&P 500 Index Fund
AZL Government Money Market Fund	AZL Small Cap Stock Index Fund
AZL International Index Fund	AZL T. Rowe Price Capital Appreciation Fund

Allianz Variable Insurance Products Fund of Funds Trust
AZL Balanced Index Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund
AZL DFA Multi-Strategy Fund	AZL MVP Fusion Dynamic Conservative Fund
AZL MVP Balanced Index Strategy Fund	AZL MVP Fusion Dynamic Moderate Fund
AZL MVP Global Balanced Index Strategy Fund	AZL MVP Growth Index Strategy Fund
AZL MVP DFA Multi-Strategy Fund	AZL MVP Moderate Index Strategy Fund
AZL MVP Fidelity Inst. Asset Mgmt. Multi-Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By: /s/ Michael J. Tanski
Name: Michael J. Tanski
Title: Vice President, Operations

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
By: /s/ Michael J. Tanski
Name: Michael J. Tanski
Title: Vice President, Operations

ALLIANZ LIFE FINANCIAL SERVICES, LLC
By: /s/ Corey J. Walther
Name: Corey J. Walther
Title: President

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Updated: 10/1/2020